Exhibit 99.1

Acura Pharmaceuticals Announces

Third Quarter 2018 Financial Results

Palatine, IL – (November 27, 2018) - Acura Pharmaceuticals, Inc. (OTCQB: ACUR), a specialty pharmaceutical company innovating abuse deterrent drugs, announced today financial results for the three and nine months ended September 30, 2018.

The Company reported a net loss of $1.1 million or $0.05 per diluted share for the third quarter ended September 30, 2018, compared to a net loss of $2.2 million or $0.12 per diluted share for the same period in 2017. For the nine months ended September 30, 2018, the Company reported a net loss of $3.9 million or $0.18 per diluted share compared to a net loss of $3.9 million or $0.27 per diluted share for the same period in 2017.

For the nine months ended September 30, 2018, the Company recorded $0.3 million in royalty revenue as compared to $0.2 million for the same period in 2017. For the nine month period ended September 30, 2017, the Company also recorded $2.5 million in license fee revenue derived from the March 2017 license agreement with MainPointe Pharmaceuticals, LLC, whereas we licensed our NEXAFED product line to them as well as recorded $0.1 million in each of NEXAFED® product line net sales and collaboration revenue.

Research and development expenses associated with product candidates utilizing the Company’s LIMITX™, AVERSION® and IMPEDE® Technologies were $0.6 million for the third quarter 2018, compared to $1.1 million for the same period in 2017. These expenses were $1.7 million for the nine month period ended September 30, 2018, compared to $2.8 million for the same period in 2017.

Selling, marketing, general and administrative expenses were $0.5 million for the third quarter 2018, compared to $1.1 million for the same period in 2017. These expenses were $2.3 million for the nine month period ended September 30, 2018, versus $3.4 million in the same period last year. The decrease in these expenses in 2017 was from the elimination of NEXAFED selling and marketing expenses as well as for expenses of patent litigation costs.

At November 26, 2018, the Company had cash of $150 thousand, term debt financings of $4.15 million, and accrued term debt interest of $0.1 million.

Unless we enter into a licensing agreement or receive funding in the very near future, of which there can be no assurance, we will be required to scale back or terminate operations and/or seek protection under applicable bankruptcy laws. This could result in a complete loss of shareholder value in the Company. Even assuming we are successful in securing additional sources of financing to fund continued operations, there can be no assurance that the proceeds of such financing will be sufficient to fund operations until such time, if at all, that we generate sufficient revenue from our products and product candidates to sustain and grow our operation.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse. We have discovered and developed three proprietary platform technologies which can be used to develop multiple products. Our LIMITX™ Technology is intended to address methods of product tampering associated with opioid abuse by retarding the release of active drug ingredients when too many tablets are accidently or purposefully ingested. Our AVERSION® Technology is intended to address methods of product tampering associated with opioid abuse by incorporating gelling ingredients and irritants into tablets to discourage abuse by snorting and provide barriers to abuse by injection. Our IMPEDE® Technology is directed at minimizing the extraction and conversion of pseudoephedrine into methamphetamine.

OXAYDO® (oxycodone HCl immediate-release tablets) which incorporates the AVERSION Technology, is FDA approved and marketed in the U.S. by our partner Egalet Corporation.

NEXAFED® and NEXAFED® Sinus, which are pseudoephedrine containing products that utilize the IMPEDE Technology, are marketed in the U.S. by our partner MainPointe Pharmaceuticals.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to fund or obtain funding for our continuing operations, including the development of our products utilizing our Limitx and Impede technologies;
•	the expected results of clinical studies relating to LTX-03, a Limitx hydrocodone bitartrate and acetaminophen combination product, or any successor product candidate, the date by which such studies will be complete and the results will be available and whether LTX-03 will ultimately receive FDA approval;
•	whether Limitx will retard the release of opioid active ingredients as dose levels increase;
•	whether the extent to which products formulated with the Limitx technology deter abuse will be determined sufficient by the FDA to support approval or labelling describing abuse deterrent features;
•	whether our Limitx technology can be expanded into extended-release formulations;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies, including Oxaydo® Tablets and our Nexafed® products;
•	Egalet’s ability to continue as a going concern, including consummation of their proposed plan of reorganization filed in their Chapter 11 proceedings;
•	the pricing and price discounting that may be offered by Egalet for Oxaydo;
•	the results of our development of our Limitx Technology;
•	our or our licensees’ ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	expectations regarding potential market share for our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;
•	the increasing cost of insurance and the availability of product liability insurance coverage;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	whether the FDA will agree with or accept the results of our studies for our product candidates;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet over-the-counter (“OTC”) Monograph standards, as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;
•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our abuse discouraging technologies; and
•	whether Oxaydo or our Aversion and Limitx product candidates will ultimately deter abuse in commercial settings and whether our Nexafed products and Impede technology product candidates will disrupt the processing of pseudoephedrine into methamphetamine.

In some cases, you can identify forward- looking statements by terms such as "may," "will", "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "indicates", "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

Acura Investor Relations

investors@acurapharm.com

847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
Assets - current	$455	$2,566
Property, plant and equipment, net	623	679
Other assets	1,204	1,359
Total assets	$2,282	$4,604

Liabilities - current	$2,000	$1,237
Accrued interest - current portion	781	700
Debt - current, net	1,016	2,694
Accrued interest to related party - non-current	39	-
Debt to related party - non-current, net	2,115	-
Stockholders' deficit	(3,669)	(27)
Total liabilities and stockholders' deficit	$2,282	$4,604

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
License fee revenue	$-	$-	$-	$2,500
Collaboration revenue	-	23	-	59
Royalty revenue	73	83	347	226
Product sales, net	-	-	-	107
Total revenues, net	73	83	347	2,892
Cost and expenses:
Cost of sales	-	-	-	128
Research and development	549	1,077	1,676	2,808
Selling, marketing, general and administrative	543	1,068	2,332	3,427
Total cost and expenses	1,092	2,145	4,008	6,363
Operating loss	(1,019)	(2,062)	(3,661)	(3,471)
Interest expense, net	(76)	(138)	(189)	(473)
Loss before income taxes	(1,095)	(2,200)	(3,850)	(3,944)
Provision for income taxes	-	-	-	-
Net loss	$(1,095)	$(2,200)	$(3,850)	$(3,944)

Loss per share:
Basic	$(0.05)	$(0.12)	$(0.18)	$(0.27)
Diluted	$(0.05)	$(0.12)	$(0.18)	$(0.27)
Weighted average number of shares outstanding:
Basic	21,168	16,686	21,101	14,147
Diluted	21,168	16,686	21,101	14,147